EXHIBIT 5.1

February 20, 2014

The Board of Directors
Ceres, Inc.
1535 Rancho Conejo Boulevard
Thousand Oaks, California 91320

Ceres, Inc.

Ladies and Gentlemen:

We have acted as counsel to Ceres, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1 (Registration No. 333-193556) filed with the Securities and Exchange Commission (the “Commission”) on January 24, 2014, and each amendment thereto, including the documents incorporated by reference therein (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of shares of the Company’s common stock, par value $0.01 per share (the “Shares”), warrants to purchase shares of the Company’s common stock to be issued to the representative of the underwriters (the “Representative’s Warrants”) and shares of the Company’s common stock issuable upon exercise of the Representative’s Warrants (the “Representative’s Warrant Shares”). The Shares are to be sold by the Company pursuant to the terms of an underwriting agreement to be entered into between the Company and the underwriters named therein (the “Underwriting Agreement”). The Representative’s Warrants, if issued, will be issued and sold by the Company pursuant to the terms of the Underwriting Agreement and will be in the form of Representative’s Warrant Agreement attached as an exhibit to the Underwriting Agreement (the “Representative’s Warrant Agreement”). The offering of the Shares will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”).

In that connection, we have reviewed originals or copies of the following documents

(a)	The Representative’s Warrant Agreement.

We have also reviewed the following:

(a)	The Registration Statement.

(b)	The Prospectus.

(c)	The Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company, each as amended through the date hereof.

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(d)	The Underwriting Agreement.

(e)	The originals or copies of such other corporate records of the Company, certificates of public officials and officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review of the Representative’s Warrant Agreement, and otherwise for the purpose of this opinion letter, we have assumed:

(a)	The genuineness of all signatures.

(b)	The authenticity of the originals of the documents submitted to us.

(c)	The conformity to authentic originals of any documents submitted to us as copies.

(d)	As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.                  The Shares have been duly authorized by the Company and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

2.                  The Representative’s Warrants have been duly authorized, and, if and when executed and delivered by the Company in accordance with the terms of the Representative’s Warrant Agreement, will be validly issued and will be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

3.                  The Representative’s Warrant Shares have been duly authorized, and, if and when issued by the Company upon valid exercise of the Representative’s Warrant, and against receipt of the exercise price therefor, in accordance with and in the manner described in the Representative’s Warrant Agreement, the Representative’s Warrant Shares will be validly issued, fully paid and non-assessable.

The opinions set forth above are subject to the following qualifications:

(a) Our opinion in paragraph 2 above is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

(b) Our opinion in paragraph 2 above is subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

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Our opinions set forth above are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware and we do not express any opinion herein concerning any other law.

This opinion letter is rendered to you in connection with the filing of the Registration Statement. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name therein and in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

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